                                                                      EXHIBIT 23
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference, in the Registration Statements listed below, of our report dated February 8, 1996, with respect to the consolidated financial statements of PNC Bank Corp. and subsidiaries incorporated by reference in this Annual Report on Form 10-K of PNC Bank Corp. for the year ended December 31, 1995.

Form S-3 relating to the shelf registration of $1 billion of debt securities of PNC Funding Corp, unconditionally guaranteed by PNC Bank Corp., and/or preferred stock of PNC Bank Corp. (Registration No. 33-55114)

Form S-3 relating to the shelf registration of six million shares of PNC Bank Corp. preferred stock (Registration No. 33- 40602)

Post-Effective Amendment No. 1 on Form S-3 relating to the shelf registration of $500 million of debt securities of PNC Funding Corp, unconditionally guaranteed by PNC Bank Corp. (Registration No. 33-42803)

Form S-3 relating to the Dividend Reinvestment and Stock Purchase Plan of PNC Bank Corp. (Registration No. 33-52844)

Form S-3 relating to the Dividend Reinvestment and Stock Purchase Plan of PNC Bank Corp. (Registration No. 33-61083)

Form S-8 relating to the 1987 Senior Executive Long-Term Award Plan of PNC Bank Corp. (now known as the PNC Bank Corp. 1992 Long-Term Incentive Award Plan) (Registration No. 33-28828)

Form S-8 relating to the PNC Bank Corp. 1992 Long-Term Incentive Award Plan (Registration No. 33-54960)

Post-Effective Amendment No. 2 on Form S-8 relating to the PNC Bank Corp. Employee Stock Purchase Plan (Registration No. 2-83510)

Form S-8 relating the PNC Bank Corp. Employee Stock Purchase Plan (Registration No. 33-62311)

Post-Effective Amendment No. 1 on Form S-8 relating to the Stock Option Plan of PNC Bank Corp. (Registration No. 2-92181)

Post-Effective Amendment No. 1 to Form S-8 relating to the PNC Bank Corp. Incentive Savings Plan (Registration No. 33-25140)

Post-Effective Amendment No. 1 (on Form S-3) to Form S-4 relating to the conversion of outstanding debentures assumed in connection with the merger of PNC Bank Corp., Kentucky, Inc., with and into a wholly-owned subsidiary of PNC Bank Corp. (Registration No. 33-10016)

Post-Effective Amendment No. 2 (on Form S-8) to Form S-4 relating to the exercise of stock options assumed by PNC Bank Corp. in connection with the merger of PNC Bank Corp., Kentucky, Inc., with and into a wholly-owned subsidiary of PNC Bank Corp. (Registration No. 33-10016)

Post-Effective Amendment No. 1 (on Form S-8) to Form S-4 relating to the exercise of stock options assumed by PNC Bank Corp. in connection with the merger of a wholly-owned subsidiary of PNC Bank Corp. with and into Bank of Delaware Corporation (Registration No. 33-25642)

Form S-8 relating to Midlantic Savings and Investment Plan (Registration No. 33-64557)

                                                     ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
March 26, 1996